UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2015 (August 18, 2015)

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 18, 2015, LRR Energy, L.P., a Delaware limited partnership (the “Partnership” or “LRR Energy”), issued a press release announcing it has established a revised record date of August 28, 2015 for the special meeting of the Partnership’s unitholders to consider and vote upon the following items: (i) the proposal to approve the previously announced Purchase Agreement and Plan of Merger, dated as of April 20, 2015, by and among LRR Energy, Vanguard and various of their respective affiliates (the “Merger Agreement”), (ii) on an advisory, non-binding basis, the merger-related compensation payments that may become payable to certain of LRR Energy’s named executive officers in connection with the merger, and (iii) the adjournment of the special meeting if necessary to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement at the time of the special meeting. LRR Energy unitholders of record at the close of business on August 28, 2015 will be entitled to receive notice of the special meeting and to vote at the special meeting. The revised date, time and location of the special meeting of unitholders will be set and announced at a later time.

Item 8.01. Other Events

The information included in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Important Information and Where to Find It

In connection with the proposed merger, Vanguard filed with the Securities and Exchange Commission (the “SEC”) a preliminary Registration Statement on Form S-4 that includes a preliminary proxy statement of LRR Energy that also constitutes a preliminary prospectus of Vanguard.  A definitive proxy statement/prospectus will be sent to security holders of LRR Energy seeking their approval with respect to the proposed merger.  Vanguard and LRR Energy also plan to file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other documents filed by Vanguard and LRR Energy with the SEC through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Vanguard will be available free of charge on Vanguard’s internet website at http://www.vnrllc.com or by contacting Vanguard’s Investor Relations Department by email at investorrelations@vnrllc.com or by phone at (832) 327-2234.  Copies of the documents filed with the SEC by LRR Energy will be available free of charge on LRR Energy’s internet website at http://www.lrrenergy.com or by contacting LRR Energy’s Investor Relations Department by email at info@lrrenergy.com or by phone at (713) 345-2145.

Participants in the Solicitation

Vanguard, LRR Energy, and their respective directors, executive officers and other members of their management and employees may be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Investors and security holders may obtain information regarding Vanguard’s directors, executive officers and other members of its management and employees in Vanguard’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, Vanguard’s proxy statement for its 2015 annual meeting, which was filed with the SEC on April 20, 2015, and any subsequent statements of changes in beneficial ownership on file with the SEC.  Investors and security holders may obtain information regarding LRR Energy’s directors, executive officers and other members of their management and employees in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 4, 2015, and any subsequent statements of changes in beneficial ownership on file with the SEC.  These documents can be obtained free of charge from the sources listed above. Additional information regarding the interests of these individuals will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of LRR Energy, L.P. issued August 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: August 19, 2015	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of LRR Energy, L.P. issued August 18, 2015.